As filed with the Securities and Exchange Commission on January 8, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MSB Financial Corp.
(Exact name of Registrant as specified in its charter)

United States		34-1981437
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

1902 Long Hill Road
Millington, New Jersey 07946
(Address of principal executive offices)

MSB Financial Corp. 2008 Stock Compensation and Incentive Plan
(Full Title of the Plan)

Gary T. Jolliffe
Chief Executive Officer
1902 Long Hill Road
Millington, New Jersey 07946
(908) 647-4000
(Name, address and telephone number of agent for service)

Copies to:
Richard Fisch, Esq.
Evan M. Seigel, Esq.
Malizia Spidi & Fisch, PC
901 New York Avenue, N.W.
Suite 210 East
Washington, D.C. 20001
(202) 434-4660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company	X

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock $0.10 par value per share	110,164 shares	$7.42	(2)	$817,417	$58.28

(1)

Maximum number of additional shares issuable under the MSB Financial Corp. 2008 Stock Compensation and Incentive Plan, as such amount may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.

(2)

In accordance with Rule 457(h) the registration fee has been calculated based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq Global Market on January 5, 2010 of $7.42 per share ($817,417 in aggregate).

This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 (“1933 Act”) and Rule 462 of the 1933 Act.

* * * * * * *

Note:  This registration statement registers 110,164 additional shares of Common Stock of the Registrant to be issued under the MSB Financial Corp. 2008 Stock Compensation and Incentive Plan for awards of restricted stock for which a registration statement on Form S-8, (Commission File No. 333-150968, had been filed on May 16, 2008 and is effective. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of such prior registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Millington in the State of New Jersey, on the 14th day of December, 2009.

MSB Financial Corp.

Date:	December 14, 2009	By:	/s/ Gary T. Jolliffe
Gary T. Jolliffe
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of MSB Financial Corp. do hereby severally constitute and appoint Gary T. Jolliffe as our true and lawful attorney and agent, to do any and all things and acts in our MSB Financial Corp. names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Gary T. Jolliffe may deem necessary or advisable to enable MSB Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the registrant, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Gary T. Jolliffe shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.

	/s/ Albert N. Olsen		/s/ Gary T. Jolliffe
	Albert N. Olsen		Gary T. Jolliffe
	Chairman		Director, President and Chief Executive Officer
(Principal Executive Officer)

Date:	December 14, 2009	Date:	December 14, 2009

	/s/ Michael A. Shriner		/s/ Jeffrey E. Smith
	Michael A. Shriner		Jeffrey E. Smith
	Director, Executive Vice		Vice President and Chief Financial Officer
	President and Chief Operating Officer		(Principal Financial and Accounting Officer)

Date:	December 14, 2009	Date:	December 14, 2009

	/s/ E. Haas Gallaway, Jr.		/s/ W. Scott Gallaway
	E. Haas Gallaway, Jr.		W. Scott Gallaway
	Director		Director

Date:	December 14, 2009	Date:	December 14, 2009

	/s/ Thomas G. McCain		/s/ Ferdinand J. Rossi
	Thomas G. McCain		Ferdinand J. Rossi
	Director		Director

Date:	December 14, 2009	Date:	December 14, 2009

INDEX TO EXHIBITS

Exhibit	Description

5.1	Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

10.1	MSB Financial Corp. 2008 Stock Compensation and Incentive Plan, as Amended

23.1	Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

23.2	Consent of ParenteBeard LLC

24	Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein